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 Exhibit 99.2             NOTICE OF GUARANTEED DELIVERY
                                      for
              TENDER OF ALL OUTSTANDING 14% SENIOR NOTES DUE 2010
                              IN EXCHANGE FOR NEW
                      14% SERIES B SENIOR NOTES DUE 2010
                  REGISTERED UNDER THE SECURITIES ACT OF 1933
                                      OF
                             COMPLETEL EUROPE N.V.

     Registered holders of outstanding 14% Senior Notes due 2010 (the "Old Notes") who wish to tender their Old Notes in exchange for a like principal amount of new 14% Series B Senior Notes due 2010 (the "Exchange Notes") and whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Chase Manhattan Bank (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or letter to the Exchange Agent. See "The Exchange Offer-Procedures for Tendering Old Notes" in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                             CHASE MANHATTAN BANK

             By Mail:                         By Overnight Courier:

         Chase Manhattan Bank                 Chase Manhattan Bank
      CMFS Debt Agency Operations         CMFS Debt Agency Operations
 1 Chaseside, Bournemouth, BH7 7DA     1 Chaseside, Bournemouth, BH7 7DA
           United Kingdom                        United Kingdom
        Attn: Derek Harling.                   Attn: Derek Harling.


                                    By Hand:

                             Chase Manhattan Bank
                          CMFS Debt Agency Operations
                       1 Chaseside, Bournemouth, BH7 7DA
                                United Kingdom
                             Attn: Derek Harling.

                           By Facsimile Transmission
                       (for Eligible Institutions only):
                               +44-120-234-1267
                           Attention: Derek Harling

                             Confirm by Telephone:
                               +44-120-234-7135

                             For Information Call:
                               +44-120-234-7135

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.
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Ladies and Gentleman:

     The undersigned hereby tenders the principal amount of Old Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated ______________, 2000 of CompleTel Europe, N.V. (the "Prospectus"), receipt of which is hereby acknowledged.

                      DESCRIPTION OF SECURITIES TENDERED

NAME AND ADDRESS OF
REGISTERED HOLDER AS IT
APPEARS ON THE 14%
SENIOR NOTES DUE
2010 ("OLD NOTES")____________________________________________________________
                                   (PLEASE PRINT)
CERTIFICATE NUMBER(S)
OF OLD
NOTES TENDERED________________________________________________________________

AGGREGATE PRINCIPAL
AMOUNT REPRESENTED
BY OLD NOTES__________________________________________________________________

PRINCIPAL AMOUNT
OF OLD NOTES
TENDERED______________________________________________________________________

                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Old Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five trading days on the Nasdaq National Market after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm: __________________________    ____________________________________
                                                          (Authorized signature)
Address: _______________________________
         _______________________________     Name:______________________________

                              (Zip Code)
                                             Title: ____________________________
                                                       (please type or print)
Area Code and Telephone Number: ________
                                             Date: ____________________________

     NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.